Exhibit 11(a)

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

July 5, 2012

BlackRock Funds III

100 Bellevue Parkway

Wilmington, DE 19809

Re: BlackRock Funds III

Ladies and Gentlemen:

We have acted as special Delaware counsel to BlackRock Funds III (formerly known as Barclays Global Investors Funds), a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the issuance of Shares of BlackRock S&P 500 Stock Fund (the “Acquiring Fund”), a series of the Trust. Capitalized terms used herein and not otherwise herein defined are used as defined in the Governing Instrument (as defined below).

We understand that, pursuant to (i) an Agreement and Plan of Reorganization (“Plan A”) to be entered into by and among the Trust, on behalf of the Acquiring Fund, and BlackRock Index Funds, Inc., a Maryland corporation (the “Target Corporation”), on behalf of BlackRock S&P 500 Index Fund, a series of the Target Corporation (“Target Fund A”), and (ii) an Agreement and Plan of Reorganization ( “Plan B” and together with Plan A, the “Plans” and each, individually, a “Plan”) to be entered into by and among the Trust, on behalf of the Acquiring Fund, and BlackRock FundsSM, a Massachusetts business trust (the “Target Trust”), on behalf of BlackRock Index Equity Portfolio, a series of the Target Trust (“Target Fund B” and together with Target Fund A, the “Target Funds” and each, individually, a “Target Fund”), and, in each case, subject to the conditions set forth therein, Shares of the Acquiring Fund will be issued to the Target Funds and in turn the Target Funds will distribute such Shares to the shareholders of the Target Funds in connection with the liquidation and termination of the Target Funds.

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Plans; the Registration Statement of the Trust on Form N-14 to be filed with the Securities and Exchange Commission on or about the date hereof, to which a form of the Plans is attached as an appendix (the “Registration Statement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 4, 2001; the Restated Certificate of Trust of the Trust as filed in the State Office on April 22, 2010; the Amended and Restated Agreement and Declaration of Trust of the Trust dated November 17, 2006, as amended by Amendment No. 1 thereto dated December 11, 2007 and Amendment No. 2 thereto dated as of November 13, 2009 (as so amended, the “Governing Instrument”); the Amended and Restated By-laws of the Trust adopted November 17, 2006 (the “By-laws”); resolutions prepared for adoption at a meeting of the Trustees of the Trust held on May 15-16, 2012 relating to the approval and authorization of

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July 5, 2012

the Plans by the Trustees of the Trust (the “Authorizing Resolutions” and, collectively with the Registration Statement, the Governing Instrument and the By-laws, the “Governing Documents”); and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including, without limitation, the due adoption of the Authorizing Resolutions by the Trustees of the Trust prior to the execution of the Plans and the due execution and delivery of the Plans by each party thereto prior to the first issuance of Shares pursuant thereto) and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (iii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and the Plans, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Plans, as applicable, and compliance with all other terms, conditions and restrictions set forth in the Plans, as applicable, and the Governing Documents in connection with the issuance of Shares (including, without limitation, the taking of all appropriate action by the Trustees to designate the Acquiring Fund as a Series of the Trust and to designate classes of Shares to be issued under the Plans and the rights and preferences attributable thereto prior to the issuance thereof); (iv) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (v) that no event has occurred, or prior to the issuance of Shares pursuant to the Plans will occur, that would cause a termination, dissolution or reorganization of the Acquiring Fund or the Trust under Section 2.05 or 11.03 of the Governing Instrument, as applicable; (vi) that the Trust became, prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended; (vii) that the activities of the Trust have been and will be conducted in accordance with the terms of the Governing Instrument and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; (viii) that the final form, terms and provisions of the Plans will be in the form approved by the Trustees of the Trust; (ix) that the reorganization contemplated by each Plan has been approved by the shareholders of the applicable Target Fund and that the Trustees of the Trust have received an opinion of counsel as to the tax-free nature of the reorganization contemplated by each Plan; and (x) that each of the documents examined by us is in full force and effect, expresses the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or

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July 5, 2012

inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of the Registration Statement, or any other registration or offering documentation relating to the Trust, the Acquiring Fund or the Shares. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Shares of the Acquiring Fund to be issued and delivered to the Target Funds pursuant to the terms of the Plans, as applicable, upon issuance, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement or a pre-effective amendment thereto. In giving this consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.

Very truly yours,

/s/ MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Louis G. Hering